As filed with the Securities and Exchange Commission on March 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TUBEMOGUL, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0633881
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1250 53rd Street, Suite 2

Emeryville, California 94608

(510) 653-0126

(Address, including Zip Code, of Principal Executive Offices)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plan)

Brett Wilson

President and Chief Executive Officer

TubeMogul, Inc.

1250 53rd Street, Suite 2

Emeryville, California 94608

(510) 653-0126

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Peter M. Astiz, Esq. Michael J. Torosian, Esq. DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2215 (650) 833-2000	Eric Deeds, Esq. General Counsel TubeMogul, Inc. 1250 53rd Street, Suite 2 Emeryville, California 94608 (510) 653-0126

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan	1,767,183 (2)	$12.89 (4)	$22,778,988.87	$2,293.84
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	706,873 (3)	$10.96 (5)	$7,747,328.08	$780.16
TOTAL	2,474,056		$30,526,316.95	$3,074.00
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) and the Registrant’s 2014 Employee Stock Purchase Plan (“ESPP”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(2)	Represents an automatic annual increase to the number of shares available for issuance under the 2014 Plan effective January 1, 2016, which annual increase is provided for in the 2014 Plan.

(3)	Represents an automatic annual increase to the number of shares available for issuance under the ESPP effective January 1, 2016, which annual increase is provided for in the ESPP.

(4)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant's common stock as reported on The NASDAQ Global Select Market on March 3, 2016.

(5)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant's common stock as reported on The NASDAQ Global Select Market on March 3, 2016. This amount is then multiplied by 85%, as the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Registrant’s common stock on (i) the first trading day of the offering period or (ii) the purchase date.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed to register additional securities of the same class as other securities for which the registration statements of TubeMogul, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans are effective.  The Registrant is filing this Registration Statement with the Commission to register 1,767,183 additional shares of common stock under the 2014 Plan and 706,873 additional shares of common stock under the ESPP, pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on July 18, 2014 (Registration No. 333-197499) for the initial registration of shares of common stock under the 2014 Plan and ESPP and registration statement on Form S-8 filed with the Commission on March 31, 2015 (Registration No. 333-203148) pursuant to the automatic annual increase provisions of those plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with Commission:

(1)	The Registrant’s Annual Report on Form 10-K (File No. 001-36543) for the fiscal year ended December 31, 2015 filed on March 10, 2016.

(2)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K).

(3)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-36543) filed with the Commission on July 15, 2014, pursuant to Section 12(b) of Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit(s)	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-36543	3.1	August 27, 2014

4.2	Amended and Restated Bylaws of the Registrant	S-1/A	333-194817	3.5	May 1, 2014

4.3	Form of common stock certificate of the Registrant	S-1/A	333-194817	4.1	May 1, 2014

5.1	Opinion of DLA Piper LLP (US)					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2014 Equity Incentive Plan, and forms of agreements thereunder	S-1/A	333-194817	10.3	July 7, 2014

99.2	2014 Employee Stock Purchase Plan	S-1/A	333-194817	10.4	May 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on this 10th day of March, 2016.

TubeMogul, Inc.

By:	/s/ Brett Wilson
Brett Wilson President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brett Wilson and Paul Joachim, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett Wilson Brett Wilson	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2016

/s/ Paul Joachim Paul Joachim	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 10, 2016

/s/ David Toth David Toth	Director	March 10, 2016

/s/ Ajay Chopra Ajay Chopra	Director	March 10, 2016

/s/ Ashu Garg Ashu Garg	Director	March 10, 2016

/s/ Russell Fradin Russell Fradin	Director	March 10, 2016

/s/ Jack Lazar Jack Lazar	Director	March 10, 2016

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit(s)	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-36543	3.1	August 27, 2014

4.2	Amended and Restated Bylaws of the Registrant	S-1/A	333-194817	3.5	May 1, 2014

4.3	Form of common stock certificate of the Registrant	S-1/A	333-194817	4.1	May 1, 2014

5.1	Opinion of DLA Piper LLP (US)					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2014 Equity Incentive Plan, and forms of agreements thereunder	S-1/A	333-194817	10.3	July 7, 2014

99.2	2014 Employee Stock Purchase Plan	S-1/A	333-194817	10.4	May 1, 2014